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                    RIGHT TO REDEEM AND RE-ACOUIRE AGREEMENT

THIS AGREEMENT made of the 26th day of March, 1999

BETWEEN:

               AARDVARK AGENCIES INC., a Washington corporation having a business office at 1001 4th Avenue Plaza, Suite 3300, Seattle, Washington 98154

               (" Aardvark")

                                                               OF THE FIRST PART

AND:

               CALAIS RESOURCES COLORADO. INC., a Nevada corporation having an office for delivery located at Unit 5, 9375 Mary St. , Chilliwack, British Columbia V2P 4G9

               ("Calais")

                                                              OF THE SECOND PART

         WHEREAS:

         A. Calais has arranged for the assignment to Aardvark of a right to acquire an undivided one hundred percent (100%) interest in and to those certain mineral and land interests which are more particularly described in Schedule " A " attached hereto and forming a material part of this Agreement (the "Property") which lands Aardvark has proceeded to acquire; and

         B. Aardvark wished to grant to Calais the right to redeem the Property and re-acquire the Property on the terms and subject to the conditions as are more particularly set forth herein.

         NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the parties hereto agree as follows :

         I.       REPRESENTATIONS AND WARRANTIES

         1.1 Each party represents and warrants to the other party hereto that:

                  (a) The parties have full power and authority to enter into this Agreement and

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                           any agreement or instrument referred to or
                           contemplated by this Agreement;

                  (b) Neither the execution and delivery of this Agreement nor any of the agreements contemplated hereby, nor the consummation of the transactions hereby contemplated, conflict with, or result in the breach of, or accelerate the performance required by any agreement to which they are a party; and

                  (c) The parties will diligently and in good faith perform their duties and obligations of this Agreement in the event of a party conducting or supervising exploration and development then it shall conduct or supervise the same in a careful, diligent, efficient and professional manner, shall file all eligible expenditures for assessment work with the appropriate mining claim recorder, and shall keep the Property in good standing.

         1.2      Aardvark represents and warrants to Calais that:

                  (a) It is the legal owner of all of the land and mineral interests comprising the Property, free and clear of all liens, charges and claims of others, and, except as disclosed herein, no taxes or rentals are due in respect of any thereof, Aardvark has free and unimpeded right of access to the Property and Aardvark has use of the Property surface for the herein purposes; and

                  (b) The mineral and land interests comprised in the Property have been duly and validly recorded pursuant to the laws of Colorado and the Property is in good standing in the land records of Boulder County , Colorado, or such other entity with jurisdiction over such matters, on the date of this Agreement.

         2.       GRANT AND MAINTENANCE OF THE RIGHT

         2.1 Aardvark hereby gives and grants to Calais the right to redeem and re-acquire the Property in accordance with the terms and conditions of this Agreement (the "Right").

         2.2 In order to redeem the Property, Calais shall pay to Aardvark the amount paid to Calais by Aardvark at the time the Property was transferred from Nederland Mines and DJH Associates (being $500,000) to Aardvark, and such payment shall be made within a period of ten (10) years from the date of execution of this Agreement.

         2.3 During the currency of this Agreement, Calais shall keep the Property in good standing, free and clear of all liens and encumbrances resulting from its activities on the Property, and shall maintain adequate insurance coverage protecting the parties to this Agreement from third party claims.

         3.       ACQUISITION OF INTEREST IN THE PROPERTY

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         3.1      At such time as Calais has made the required payment in
accordance with Paragraph 2.2 above, within the time period specified, Calais shall be registered as the legal owner of the Property. Closing shall occur at a title company in Boulder, Colorado within twenty (20) days after written notification by Calais that it is prepared to re-acquire the Property. The policy premium at closing shall be payable by Calais, together with the costs of closing.

         4.       RIGHT OF ENTRY

         4.1 Except as otherwise provided in this Agreement, throughout the term of this Agreement, Calais and its servants, agents and independent contractors, shall have the right in respect of the Property to:

                  (a) Enter in, under and upon the Property;

                  (b)      Have quiet possession of the Property;

                  (c) Do such prospecting, exploration, development and/or other mining work thereon and thereunder as it in its sole discretion may determine advisable;

                  (d) Bring upon and erect upon the Property buildings, plants, machinery and equipment as Calais may deem advisable, and to occupy any existing buildings on the Property; and

                  (e) Remove from the Property and dispose of ores, minerals and metals.

         5.       RESTRICTIONS ON ALIENATION

         5.1 Aardvark shall not transfer, convey, assign, mortgage or grant an option in respect of or grant a right to purchase or in any way transfer, encumber or alienate all or any portion of its interest in the Property.

         6.       REGISTRATION AND TRANSFER OF PROPERTY INTERESTS

         6.1 Upon the request of Calais, Aardvark shall assist, when required, Calais to record this Agreement with the appropriate recording offices, and Aardvark shall further provide Calais with such recordable transfers as Calais and its counsel shall require to record their due interests in respect of the Property.

         7.       OBLIGATIONS OF CALAIS DURING THE PERIOD

         7.1      During the period of this Agreement Calais shall:

                  (a) Maintain in good standing the Property by the doing and filing of assessment work or the making of payments in lieu thereof, by the payment of property taxes and rentals and the performance of all other actions which may be necessary in that regard and in order to keep the

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                           Property free and clear of all liens and other
                           charges arising from Calais' activities thereon except those at the time contested in good faith by Calais; and

                  (b) Do all work on the Property in a good and minerlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority.

         8.       CONFIDENTIAL INFORMATION

         8.1 No information furnished by Calais to Aardvark hereunder in respect of the activities carried out on the Property by Calais, or related to the sale of product derived from the Property, shall be published by Aardvark without the prior written consent of Calais, but such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws .

         9.       NOTICE

         9.1 Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a Post Office in Canada or the United States of America addressed to the party entitled to receive the same, or delivered to such party , at the address for such party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

         9.2 Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

         10.      GENERAL

         10.1 This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

         10.2 The parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any party the partner, agent or legal representative of any other party, nor create any fiduciary relationship between them for any purpose whatsoever. No party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the parties or as otherwise expressly provided.

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         10.3     No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default.

         10.4 Words used herein importing the singular number shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine and neuter genders and vice versa, and work importing persons shall include firms, partnerships and corporations.

         10.5     Time is of the essence of this Agreement.

         10.6 The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance which may be reasonably necessary or advisable to carry out fully the intent of this ..Agreement or to record wherever appropriate the respective interests from time to time of the parties in the Property.

         10.7 This Agreement is subject to regulatory approval and the parties agree to make any reasonable amendments hereto as may be required by any regulatory authorities.

         10.8 This Agreement shall be construed in accordance with the laws in force from time to time in the Province of British Columbia, and, as to the laws concerning real property, the laws of Colorado, U.S.A.

         10.9 This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

         IN WITNESS WHEREOF the corporate seal of Calais and Aardvark has been hereunto affixed in the presence of its duly authorized officers in that behalf as of the day and year first above written.

THE CORPORATE SEAL of                       )
AARDVARK AGENCINES, INC.                    )
was hereunto affixed in the presence of:    )
                                            )
                                            )
                                            )
________________________________            )
Authorized Signatory                        )
                                            )
                                            )
________________________________            )
Authorized Signatory

                                                           ATTEST:

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                                                           _____________________
                                                           Secretary to

THE CORPORATE SEAL of                       )
CALAIS RESOURCES COLORADO,                  )
INC.                                        )
was hereunto affixed in the presence of:    )
                                            )
                                            )
                                            )
________________________________            )
Authorized Signatory                        )
                                            )
                                            )
________________________________            )
Authorized Signatory

                                                           ATTEST:

                                                           _____________________
                                                           Secretary to

PROVINCE OF B.C.                    )
                                    )ss.
CITY OF CHILLIWACK                  )

         The foregoing instrument was acknowledged before me this 9th day of August 2000 by Judy Ann Harvey and _____ for Aardvark Agencies, Inc.

         Witness my hand and seal.

                                                     _____________________
                                                     Notary Public

My commission expires:     ___________________

STATE OF COLORADO          )
                           )ss.
COUNTY OF BOULDER          )

         The foregoing instrument was acknowledged before me this 9th day of August 2000 by Thomas S. Hendricks as attorney in fact for Colorado Resources Colorado, Inc.

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         Witness my hand and seal.

                                                     ___________________________
                                                     Notary Public

My commission expires:     ___________________

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                                  SCHEDULE "A"

THIS IS SCHEDULE "A" to the Right to Redeem and Re-Acquire Agreement dated the 26th day of March, 1999, between Aardvark Agencies, Inc. and Calais Resources Colorado, Inc.